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                                                                  EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of September 1, 1998 by and between the organizers (the "ORGANIZERS") of COASTAL BHC, INC., a to-be-formed Florida-incorporated bank holding company (the "COMPANY"), COASTAL COMMUNITY BANK, a commercial bank in organization under the laws of the State of Florida (the "BANK"), and HANS C. MUELLER, an individual residing in Miami, Florida (the "EXECUTIVE").

         WHEREAS, the Executive has been offered the positions of President, Chief Executive Officer and Chairman of the Board of Directors of the Bank and the Company and will begin to serve in such capacities on the Effective Date (as herein defined);

         WHEREAS, the Organizers of the Bank and the Company wish to assure the services of the Executive for the period provided for herein and the Executive is willing to serve as an executive officer of the Bank and the Company for said period upon the terms and conditions hereinafter provided; and

         WHEREAS, the Organizers have determined that the best interests of the Bank, the Company and the Company's shareholders would be served by providing for the terms and conditions of the Executive's employment as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the Organizers, on behalf of the Bank and the Company, and the Executive hereby agree as follows:

         Section 1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below.

         "BASE COMPENSATION" shall have the meaning set forth in Section 5(a).

         "BOARD" means the incumbent Board of Directors of the Bank and the Company as of the point in time reference thereto is made in this Agreement.

         "BUDGET" means an estimate of the Bank's revenues and expenditures for its first Fiscal Year of operation, and thereafter, as applicable.

         "CAUSE" shall have the meaning set forth in Section 8(b).

         "CHANGE OF CONTROL" shall have the meaning set forth in Section 8(e)(1)(B).

         "COLA ADJUSTMENT" means the cost of living adjustment, which shall correspond to the percent rise in prices for the preceding year as measured by the Consumer Price Index For All Urban Consumers (CPI-U), U.S. City Average, All Items (base year 1982-1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"). The COLA


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Adjustment shall be determined by multiplying the amount or figure to be adjusted by a fraction, the numerator of which is the Index published for the month in which occurs the date of adjustment and the denominator of which is the Index published for the same month of the preceding year.

         "COMMENCEMENT OF OPERATIONS" means the date on which the Bank and the Company commence operations, after receipt of all Regulatory Approvals.

         "DISABILITY" of the Executive means that, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties on a full-time basis for six consecutive months, or for an aggregate of nine months in any consecutive 12-month period, and a physician selected by the Executive is of the opinion that (a) he is suffering from "total disability" as defined in the Bank's disability insurance program or policy and (b) he will qualify for Social Security disability payments and (c) within 30 days after written notice thereof is given by the Bank to the Executive (which notice may be given at any time after the end of such six- or 12-month periods) the Executive shall not have returned to the performance of his duties on a full-time basis. (If the Executive is prevented from performing his duties because of Disability, upon request by the Bank, the Executive shall submit to an examination by a physician selected by the Bank, at the Bank's expense, and the Executive shall also authorize his personal physician to disclose to the selected physician such of the Executive's medical records that specifically pertain to the condition or illness causing the incapacity.)

         "EMPLOYMENT PERIOD" shall have the meaning set forth in Section 2.

         "EMPLOYMENT TERMINATION DATE" means the date the Employment Period terminates as provided in Section 8.

         "FISCAL YEAR" means the fiscal year of the Bank, as applicable.

         "INCENTIVE BONUS COMPENSATION" shall have the meaning set forth in
Section 5(c).

         "NOTICE OF TERMINATION" shall have the meaning set forth in Section 8(a)(1).

         "ORGANIZATIONAL PERIOD" means the period beginning on the Effective Date and ending on the earlier of the Commencement of Operations or the date on which one or more of the Regulatory Approvals are denied or the efforts to secure such Regulatory Approvals are terminated or abandoned by the Board.

         "PERSON" means any individual, sole proprietorship, general or limited partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, limited liability company or government (whether territorial, national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

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         "REGULATORY APPROVALS" means all required approvals of the state and federal banking regulators necessary for the Bank and the Company to operate their respective businesses, including, without limitation, the approvals of the Florida Department of Banking and Finance, the Federal Deposit Insurance Corporation, and the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission.

         "SCHEDULED EMPLOYMENT TERMINATION DATE" means the later of (a) the expiration of the Employment Period, as provided in Section 2, or (b) such date as is specified by either the Bank or the Executive in a Notice of Termination delivered for the purpose of fixing the Scheduled Employment Termination Date.

         Section 2. EMPLOYMENT AND TERM. The Bank and the Company hereby employ the Executive, and the Executive hereby accepts such employment, for the purposes and upon the terms and conditions contained in this Agreement. Subject to the terms and conditions contained herein, the initial term of this Agreement shall be for an initial three-year period, commencing on September 1, 1998 (the "EFFECTIVE DATE") and ending on August 31, 2001. Thereafter, this Agreement shall be automatically renewed on its then-current terms and conditions for successive one-year extension terms unless either party hereto gives notice to the other party of its intent to terminate this Agreement at least 180 days prior to the expiration of the initial term or any extension term, as applicable. The initial term hereof and any extension term are referred to herein as the "EMPLOYMENT PERIOD."

         Section 3. EMPLOYMENT CAPACITY AND DUTIES. The Executive shall be employed throughout the Employment Period as President, Chief Executive Officer and Chairman of the Board of the Bank and the Company. The Executive shall serve as Chairman of the Board upon his re-election to that position by the Board. The Executive shall have the duties and responsibilities incumbent with the positions of President, Chief Executive Officer and Chairman of the Board and shall render services to the Bank and the Company and in connection therewith shall perform such other duties, not inconsistent with the terms of this Agreement, as the Executive may reasonably be directed to perform by the Board. Accordingly, and not by way of limitation, the Executive shall coordinate and supervise the organization of the Bank and the Company, including developing the Bank's business plan, preparing all necessary regulatory applications, assisting in the subscription offering for the Company, and overseeing the commencement of the Bank's operations. Upon completion of the Bank's organization, the Executive shall attend all meetings of the shareholders of the Company and of the Board, supervise and manage the operations and business of the Bank and the Company and coordinate and supervise the work of its other officers and employees and perform all functions of a chief executive officer and a general manager of the Bank's and the Company's business. The Executive shall serve as a Board member upon his election as director by the shareholders and as a member of such committees as the Executive and the Baord may deem appropriate for the duration of the Employment Period. The Board may authorize any and all of the Executive's actions regarding the operation and/or business of the Bank and the Company for the duration of the Employment Period. The Bank and the Company agree that in the event that they relocate their principal executive offices to a location outside Miami, Florida without the Executive's


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written consent or require the Executive to be based anywhere other than such principal executive offices, except for required travel on the Bank's business, the Executive shall have the right, in his sole discretion, to terminate this agreement for good cause pursuant to Section 8(1)(c).

         Section 4. EXECUTIVE PERFORMANCE COVENANTS. The Executive accepts the employment described in Section 3 and agrees to devote his full working time and efforts (except for absences due to illness and appropriate vacations) to the business and affairs of the Bank and the Company and the performance of the aforesaid duties and responsibilities. However, the Executive shall have the right to devote a reasonable amount of time and effort to civic, professional, community or charitable organizations, affairs and matters. The Executive may serve as a director of other companies during the Employment Period, subject to the terms and conditions of Section 8 herein and to applicable law and regulations.

         Section 5. COMPENSATION. The Bank shall pay to the Executive for his services hereunder, the compensation provided for in this Section 5. The Executive shall not be entitled to any additional compensation from the Company. Such compensation shall be paid to the Executive at the time and in the manner as follows:

         (a) BASE COMPENSATION. The Executive shall be paid "BASE COMPENSATION" for each Fiscal Year at an annual rate of One Hundred, Seventy Thousand Dollars ($170,000.00) (the "BASE COMPENSATION RATE"), payable in equal installments in accordance with the Bank's payroll policies, but in no event less frequently than two times per month; provided, however, during the Organizational Period, the Executive shall be paid at an annual rate of One Hundred, Twenty Thousand Dollars ($120,000). Upon the Commencement of Operations, the Executive shall receive a lump-sum payment of an amount equal to the difference between the salary actually received by the Executive during the Organizational Period and the salary that would have been payable during the Organizational Period if paid at the Base Compensation Rate.

         (b) ANNUAL REVIEW OF COMPENSATION. During the Employment Period, the Executive's Base Compensation shall be reviewed on an annual basis. The first such review shall be made no later than the one-year anniversary of the date of Commencement of Operations and shall be conducted by the Bank's Board, or a committee designated by the Bank's Board, and such Board or committee, as applicable, may in its discretion, (i) increase (to reflect the Executive's performance and to maintain a compensation level comparable to that of similarly situated senior executives in the financial institutions industry), but not decrease, the Executive's Base Compensation then in effect to an amount greater than required subsequent to the COLA Adjustment; or (ii) shall be increased by the COLA Adjustment annually as of the beginning of each Fiscal Year, commencing with the first Fiscal Year beginning after the Commencement of Operations. The Base Compensation shall be pro-rated for any Fiscal Year hereunder that is less than a full Fiscal Year.

         (c) INCENTIVE BONUS COMPENSATION. In addition to any and all compensation and benefits required or permitted to be made by the Bank to the Executive hereunder, the Executive

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shall be entitled to receive on an annual basis "INCENTIVE BONUS COMPENSATION"
in an amount determined by the Board in its sole discretion.

         (d) WARRANTS TO ACQUIRE COMPANY COMMON STOCK. Upon the Commencement of Operations, the Executive shall be granted 50,000 warrants (the "WARRANTS") to purchase shares of the Company's Common Stock. The Warrants shall be exercisable on any business day subsequent to the first anniversary of the Commencement of operations and for the 5-year period following the date that the Warrants first become exercisable at an exercise price per share equal to the lesser of (A) $10.00 per share or (B) the price per share offered to investors in the Company's initial subscription offering. The Warrant Agreement shall provide for typical anti-dilution adjustments.

         (e) OPTIONS TO ACQUIRE COMPANY COMMON STOCK. Upon the Commencement of Operations, the Executive shall be granted 10,000 options to purchase shares of the Company's Common Stock (the "Options"). The Options shall be exercisable immediately. The Company shall grant to the Executive an additional 10,000 Options on the first, second, third and fourth anniversaries of the date of the Commencement of Operations, which Options shall be immediately exercisable. The Options shall be exercisable for a period of 10 years from the date of grant (notwithstanding any earlier termination of this Agreement or the Executive's employment hereunder) at an exercise price equal to the greater of $10.00 per share or fair market value of the Company's Common Stock on the date of grant. The Option Agreement shall provide for typical anti-dilution adjustments.

         (f) INSURANCE PLAN. As of the Commencement of Operations, the Bank and the Company shall purchase for $147,000 the Executive's existing split-dollar life insurance policy, and shall thereafter assume all obligations and expenses related thereto for its maintenance. The Bank and the Company shall hold and maintain such policy, subject to the Executive's right to repurchase the policy in accordance with its terms. The Bank and the Company agree to reimburse the Executive for all costs and expenses (including, without limitation, all interest charges and expenses payable by the Executive related to the initial investment cost of the policy) and all other expenses associated with the maintenance of the policy during the Organizational Period and the purchase of the policy by the Bank and the Company as of the Commencement of Operations. The Executive shall cause the cash surrender value and the proceeds to be pledged to the Bank and the Company upon the purchase of the policy by the Bank and the Company. The Executive shall repurchase the policy from the Bank and the Company on __________ or within 90 days from the date on which the Executive's employment shall terminate for any reason.

         Section 6. REIMBURSEMENT OF EXPENSES. The Bank shall reimburse the Executive for any and all expenses incurred in providing services to the Bank, including expenses for travel, entertainment and similar items, in accordance with the Bank's reimbursement policies as determined from time to time by the Board. If there is a dispute as to the eligibility of an expense for reimbursement in accordance with the Bank's reimbursement policies, then such expense shall be determined to be reimbursable if approved by a majority of the Board.


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         Section 7. EMPLOYEE BENEFITS; VACATION. During the Employment Period,
in addition to any and all compensation and benefits required or permitted to be made by the Bank to Executive hereunder, the Executive shall receive the benefits and enjoy the perquisites described below:

         (a) VACATION. The Executive shall be entitled to a minimum of four weeks paid vacation annually, plus additional paid time off for all statutory and other holidays generally available to other senior executives of the Bank; and

         (b) CELLULAR PHONE. The Bank shall pay for any and all cellular telephone fees and expenses incurred by Executive in connection with the performance of his duties hereunder; and

         (c) CAR ALLOWANCE. The Executive shall be entitled to a car allowance of $500 per month, plus reimbursement of all fuel expenses; and

         (d) SUPPORT SERVICES. The Bank shall furnish Executive with an office and technical assistance and such other facilities as requested by the Executive suitable to his position and satisfactory for the performance of his duties hereunder; and

         (e) PARTICIPATION IN BENEFIT PLANS. The Executive shall be entitled to participate in the Bank's group hospitalization, health, dental care, vision care, or sick-leave plan, life or other insurance or death benefit plan, travel or accident insurance, deferred compensation or executive contingent compensation plan, including, without limitation, capital accumulation programs, restricted or stock purchase plan, stock option plan, retirement income or pension plan, 401 (k) plan, supplemental pension plan, excess benefit plan, short- and long-term disability programs or other present or future group employee benefit plan or program of the Bank for which executives are or shall become eligible (collectively, the "BENEFIT PLANS"), and the Executive shall be eligible to receive during the Employment Period, and during any subsequent period for which he shall be entitled to receive payments from the Bank under
Section 8, all of the foregoing benefits and emoluments for which executives are eligible under every plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof. The Bank shall bear the full cost of coverage of the Executive's dependents under such of the foregoing plans as is applicable. Nothing contained in this Agreement shall prevent the Board from amending or otherwise altering any such plan, program or arrangement as long as such amendment or alteration equitably affects all senior executive officers (of the level of vice president or above) of the Bank; and

         (f) INDEMNIFICATION. The Executive shall be entitled to indemnification and protection from liability as set forth in Section 9; and

         (g) DIRECTORS AND OFFICERS INSURANCE. Prior to Commencement of Operations, the Bank and the Company shall obtain Director and Officer liability insurance coverage at the Bank's and the Company's sole expense, and the Executive shall be named as an insured. Such insurance

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shall be maintained in the minimum amount of ______________________________
($_______) during the Employment Period.

         8. Section TERMINATION OF EMPLOYMENT.

         (a) NOTICE OF TERMINATION: EMPLOYMENT TERMINATION DATE.

            (1) Any termination of the Executive's employment by the Bank and the Company or the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice that indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated.

            (2) "EMPLOYMENT TERMINATION DATE" shall mean the date on which the Employment Period and the Executive's right and obligation to perform employment services for the Bank shall terminate effective upon the first to occur of the following, it being understood that in no event may the Employment Period be terminated other than as the result of one of the following events:

                (A) If the Executive's employment is terminated for Disability, the date that is 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30-day period);

                (B) If the Executive's employment is terminated by the Executive for Good Reason or otherwise by voluntary action of the Executive (as provided in Section 8(e)), the date specified in the Notice of Termination, which date (except with the written consent of the Bank to the contrary) shall not be more than 60 days after the date that the Notice of Termination is given;

                (C) The death of the Executive;

                (D) The Scheduled Employment Termination Date;

                (E) If the Executive's employment is terminated by the Bank and the Company for Cause (as provided in Section 8(b)(1)), the date on which a Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Employment Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and


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                (F) If the Executive's employment is terminated by the Bank and the Company other than for Cause, Disability or death of the Executive, the date specified in the Notice of Termination, which date (except with the written consent of the Executive to the contrary) shall not be more than 60 days after the date that the Notice of Termination is given.

         (b) TERMINATION FOR CAUSE:

            (1) The Bank and the Company may terminate the Executive's employment hereunder and the Employment Period for Cause. For the purposes of this Agreement, there shall be "CAUSE" to terminate employment hereunder only
(A) if termination shall have been the result of the Executive's conviction for an act or acts constituting fraud against the Bank or the Company or another felony involving similar misconduct or material injury to the Bank or the Company, or (B) upon the willful and continued failure by the Executive to substantially perform his duties with the Bank (other than any such failure resulting from incapacity due to mental or physical illness) after a demand in writing for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, and such failure results in demonstrably material injury to the Bank or the Company. The Executive's employment shall in no event be considered to have been terminated for Cause if such termination took place as the result of (i) bad judgment or negligence, or
(ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (iii) any act or omission believed in good faith by the Executive to have been in or not opposed to the interest of the Bank or the Company, or (iv) any act or omission in respect of which a determination is made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the charter or bylaws of the Bank or the Company or the laws of the State of Florida, in each case as in effect at the time of such act or omission. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after not less than 30 days' written notice to the Executive and an opportunity for him together with his legal counsel, to be heard before the Board, such notice of meeting to indicate the specific termination provision of this Agreement relied upon and specify in explicit detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated), finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clauses (A) or (B) of the second sentence of this paragraph and specifying the particulars thereof in detail.

            (2) If the Executive's employment shall be terminated for Cause, the Bank shall pay the Executive (or his successors) his unpaid Base Compensation through the thirtieth day following the Employment Termination Date at his then-effective Base Compensation Rate within 10 days of such termination, his unpaid Base Compensation through the Employment Termination Date at the rate in effect at the time Notice of Termination is given to Executive and all accrued but unpaid allowances and expense reimbursements, plus any Incentive Bonus Compensation accrued, but not yet paid to Executive, with respect to any previous Fiscal Year (without regard to the


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termination of Executive's employment), plus a pro rata share of any Incentive
Bonus Compensation computed with respect to the Fiscal Year in which the Employment Termination Date occurs as if such termination had not occurred.

         (c) TERMINATION FOR DISABILITY. The Bank and the Company may terminate the Executive's employment because of the Disability of the Executive (or his successors) and, in such event, the Bank shall pay to the Executive (1) his unpaid compensation through the sixth month following the Employment Termination Date at the then-effective Base Compensation Rate and all accrued but unpaid allowances and expense reimbursements, plus (2) any Incentive Bonus Compensation accrued with respect to any previous Fiscal Year, the full amount of which shall become immediately payable, plus (3) an amount equal to a pro rata share of any Incentive Bonus Compensation calculated through the sixth full month following the Employment Termination Date as though all of such six-month period were part of the Fiscal Year in which occurred the Employment Termination Date (but otherwise as though such termination had not occurred) and assuming for purposes of calculating the amounts due, the largest amount of Incentive Bonus Compensation accrued in any Fiscal Year during the Employment Period.

         (d) TERMINATION UPON EXECUTIVE'S DEATH. In the event of the Executive's death, the Bank shall pay to the Executive's estate (1) any unpaid amount of Base Compensation through the date of death at the then-effective Base Compensation Rate and all accrued but unpaid allowances and expense reimbursements, plus (2) any Incentive Bonus Compensation accrued with respect to any previous Fiscal Year, the full amount of which shall become immediately payable, plus (3) an amount equal to the pro rata share of any Incentive Bonus Compensation calculated with respect to the Fiscal Year in which the death occurs and assuming for purposes of calculating the amounts due, the largest amount of Incentive Bonus Compensation accrued in any Fiscal Year during the Employment Period. All previously granted awards shall fully vest on the death of the Executive, except that the provisions of the Bank's and the Company's Benefit Plans shall control the benefits and awards covered thereby.

         (e) TERMINATION OF EMPLOYMENT BY THE EXECUTIVE.

            (1) The Executive may terminate his employment for Good Reason and receive the payments and benefits specified in Section 8(g) in the same manner as if the Bank and the Company had terminated his employment. For purposes of this Agreement, "GOOD REASON" will exist if any one or more of the following occur:

                (A) Any purported termination by the Bank and the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 8(a) above and, for purposes of this Agreement, no such purported termination shall be effective; or

                (B) If there is a Change in Control of the Bank (as defined below) and the employment of the Executive is concurrently or subsequently terminated (i) by the Bank


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without Cause, (ii) by service of a Notice of Termination or (iii) by the resignation of the Executive because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, or that a material adverse change in his working conditions has occurred or the Bank has breached this Agreement. For the purpose of this Agreement, a "CHANGE IN CONTROL" of the Bank has occurred when: (x) any person (defined for the purposes of this Section 8(e)(1)(B) to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than the Bank, the Company or an employee benefit plan established by the Board acquires, directly or indirectly, the beneficial ownership (determined under Rule l3d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Bank or the Company having 20% or more of the voting power of all of the voting securities issued by the Bank or the Company in the election of directors at a meeting of the holders of voting securities to be held for such purpose; or (y) a majority of the directors elected at any meeting of the holders of voting securities of the Bank or the Company are persons who were not nominated for such election by the Board of the Bank or the Company or a duly constituted committee of the Board of the Bank or the Company having authority in such matters; or (z) the Bank merges or consolidates with or transfers substantially all of its assets to another person; or

                (C) The Bank and the Company relocate their principal executive offices to a location outside of Miami, Florida or require the Executive to be based anywhere other than such principal executive offices except for required travel on the Bank's business; or

                (D) The shareholders of the Bank and the Company fail to elect the Executive as a director of the Bank and of the Company or the Board of Directors of the Bank and the Company fail to elect the Executive as Chairman.

            (2) The Executive shall have the right voluntarily to terminate his employment other than for Good Reason prior to the Scheduled Employment Termination Date, and if the Executive shall so terminate his employment (other than a termination by the Executive pursuant to Section 8(f)), he shall be entitled only to payment of the amounts that would be payable under Section 8(b)(2) had he been terminated for Cause.

         (f) TERMINATION FOR FAILURE TO OBTAIN REGULATORY APPROVALS. If the Bank's applications for one or more of the Regulatory Approvals are denied or if efforts to secure all of the Regulatory Approvals are terminated or abandoned by the Board, then the Executive or the Board shall each have the right to terminate this Agreement, and no party shall have any liability to the other except as expressly set forth herein. Notwithstanding the foregoing, if the Commencement of Operations shall not have occurred on or before September 1, 1999, then the Executive shall have the right to terminate this Agreement.

         (g) COMPENSATION UPON TERMINATION OTHER THAN FOR CAUSE.

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            (1) If the Bank and the Company shall terminate the Executive's employment for any reason other than for Cause pursuant to Section 8(b) or pursuant to Section 8(c) or (d), or if the Executive shall terminate his employment for Good Reason pursuant to Section 8(e)(1) (but not a termination voluntarily by the Executive other than for Good Reason under Section 8(e)(2)), then the Bank and the Company shall pay to the Executive the following amounts:

                (A) (i) His unpaid Base Compensation through the Employment Termination Date at his then-effective Base Compensation Rate and all accrued but unpaid allowances and expense reimbursements; plus (ii) any Incentive Bonus Compensation accrued and deferred with respect to any previous Fiscal Year, the full amount of which shall become immediately payable; plus (iii) an amount equal to a pro rata share of the amount of any Incentive Bonus Compensation payable to him with respect to the Fiscal Year in which occurs the Employment Termination Date (assuming for purposes of calculating Incentive Bonus Compensation, the largest amount thereof accrued in any Fiscal Year during the Employment Period).

                (B) In addition, the Bank and the Company shall pay to the Executive promptly in a single lump sum payment in cash an amount equal to the product of (i) two, multiplied by (ii) 100% of the aggregate total amount that would have been payable to Executive under Section 5 for the entire Fiscal Year in which the Employment Termination Date occurs as if his employment had not been terminated (and without deduction or offset for any amounts actually paid for such Fiscal Year on account of Base Compensation or Incentive Bonus Compensation, under Section 5, this Section 8 or otherwise), and assuming for purposes of calculating (x) the Base Compensation, 100% of the amount thereof at the annual rate payable for such Fiscal Year pursuant to Section 5(a), and
(y) the Incentive Bonus Compensation, the largest amount thereof accrued in any Fiscal Year during the Employment Period.

                (C) The Bank and the Company shall also pay all reasonable legal fees and expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement).

                (D) The Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain (any amounts due under Section 8(f) are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty). In the event that such severance payments would constitute in the aggregate an "excess parachute payment" as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended, such severance payments shall be limited to the maximum amount that does not represent such an "excess parachute payment."

                (2) Unless the Executive is terminated for Cause, the Bank and the Company shall maintain in full force and effect, for the Executive's continued benefit through the Scheduled Employment Terminate Date, all active and retired Benefit Plans and other benefit programs or arrangements in which he was entitled to participate immediately prior to the Scheduled Employment Termination Date (except as specified in Section 8(a) of this Agreement, provided that continued participation is possible under the general terms and provisions of such plans and programs). In the event that participation in any such plan or program is barred, the Bank shall arrange to provide the Executive with benefits substantially similar to those which he is entitled to receive under such plans and programs.

                (3) Unless the Executive is terminated for Cause, the Bank and the Company shall allow the Executive, at the Bank's and the Company's expense, to continue to utilize the services of an accountant or attorney of his choice for assistance in enforcing this Agreement and preparation of his tax returns for the year following termination of employment.

            (h) COMPENSATION UPON DISABILITY. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, he shall continue to receive his full Base Compensation at the rate then in effect and his full Incentive Bonus Compensation calculated according to the provisions of Section 5(c), all until this Agreement is terminated pursuant to Section 8(c) hereof. Thereafter, the Executive's benefits shall be determined in accordance with the Bank's and the Company's Benefit Plans.

            (i) COMPENSATION UPON FAILURE TO OBTAIN REGULATORY APPROVALS. If this Agreement is terminated by the Board pursuant to Section 8(f), the Executive shall be entitled to receive a lump-sum payment equal to (1) his unpaid Base Compensation through the Employment Termination Date and all accrued but unpaid allowances and expense reimbursements, plus (2) an amount equal to three months' salary at the Base Compensation Rate. If this Agreement is terminated by the Executive pursuant to Section 8(f), the Executive shall be entitled to receive only the amount set forth in clause (1) above.

         Section 9.INDEMNIFICATION. As an employee, officer and director of the Bank and the Company, the Executive shall be indemnified by the Bank and the Company against all liabilities, damages, fines, costs and expenses by the Bank and the Company to the fullest extent to which employees, officers and directors of a corporation organized under the laws of Florida may be indemnified pursuant to Section 607.0850 of the Florida Statutes, as the same may be amended from time to time (or any subsequent statute of similar tenor and effect), subject to the terms and conditions of such statute.

         Section 10. SUCCESSORS AND ASSIGNs. Except as hereinafter expressly provided, the agreements, covenants, terms and provisions of this Agreement shall bind the respective heirs, executors, administrators, successors and assigns of the parties. Specifically, and not by way of limitation of the foregoing, the Executive shall be bound by the terms and conditions of this Agreement to any successor assignee of the Bank's and the Company's rights and obligations hereunder as a result of any merger, consolidation or sale or lease of all or substantially all of the Bank's or the Company's business and assets. If any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank fails, concurrently with the effectiveness of any such succession, to agree in writing in form and substance reasonably satisfactory to the Executive expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform if no such succession had taken place, then the Executive shall have the right, effected by notice to such successor not later than 90 days after the effectiveness of such succession, to terminate the Employment Period under Section 8(e) as though such failure was an uncured breach by the Bank of a material covenant or agreement of the Bank contained in this Agreement.

         If the Executive should die while any amounts are payable to him hereunder, or if by reason of his death payments are to be made to him hereunder, then this Agreement shall inure to the benefit of and be enforceable by the Executive's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall then be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to his estate.

         This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as hereinbefore provided in this
Section 10. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph the Bank shall have no liability to pay to the purported assignee or transferee any amount so attempted to be assigned or transferred.

         As used in this Agreement, the "Bank" shall mean the Bank as herein defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in the first paragraph of this
Section 10 or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         Section 11. NOTICES. All notices and other communications that are required or may be given under this Agreement shall be in writing and shall be delivered personally or by certified mail addressed to the party concerned at the following addresses:

                            [CONTINUED ON NEXT PAGE]

If to the Bank or the Company:      Coastal BHC, Inc.
                                    Coastal Community Bank

                                    ------------------------------

                                    ------------------------------

                                    ------------------------------
                                    Attn: Board of Directors

         With a copy to:            Richard J. Bischoff, Esq.
                                    Gunster Yoakley Valdes-Fauli & Stewart, P.A.
                                    2 S. Biscayne Boulevard
                                    Miami, Florida 33131

         If to Executive:           Hans C. Mueller
                                    255 Palm Avenue
                                    Miami Beach, Florida 33139

         With a copy to:            Broad and Cassel
                                    201 South Biscayne Boulevard
                                    30th Floor
                                    Miami, Florida 33131
                                    Attn: Gary M. Carman, Esq.

         Section 12. WAIVER; REMEDIES CUMULATIVE. No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option as respects any subsequent occasion for its exercise, or of any legal remedy. No waiver by any party of any breach of this Agreement or of any agreement or covenant contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided under this Agreement or applicable law.

         Section 13. GOVERNING LAW; SEVERABILITY. This Agreement is made and is expected to be performed in Miami, Florida, and the various terms, provisions, covenants and agreements, and the performance thereof, shall be construed, interpreted and enforced under and with reference to the laws of the State of Florida. It is the intention of the Bank and the Executive to comply fully with all laws and matters of public policy relating to employment agreements, and this Agreement shall be construed consistently with such laws and public policy to the extent possible. If and to the extent any one or more covenants, agreements, terms and provisions of this Agreement or any portion or portions thereof shall be held invalid or unenforceable by a court of competent jurisdiction, then such covenants, agreements, terms and provisions (or portions thereof) shall be deemed separable from the remaining covenants, agreements, terms and provisions of this Agreement and such holding shall in no way affect the validity or enforceability of any of the other covenants, agreements, terms and provisions hereof.

         Section 14. EXPENSES. The Bank and the Company agree to reimburse the Executive's expenses, including legal fees, incurred in connection with the negotiation, preparation and execution of this Agreement.

         Section 15. MISCELLANEOUS. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, changed or amended except in a writing signed by each of the parties hereto. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original hereof. The captions of the several sections and subsections of this Agreement are not a part of the context hereof, are inserted only for convenience in locating such sections and subsections and shall be ignored in construing this Agreement.

         IN WITNESS WHEREOF, the Bank and the Executive have executed this Agreement as of the Effective Date.

                                       EXECUTIVE:

                                       HANS C. MUELLER

                                       /s/ HANS C.MUELLER
                                           ----------------------------
                                           Hans C. Mueller

                                       BANK:

                                       COASTAL COMMUNITY BANK

                                       By:
                                          -----------------------------
                                       Name:
                                             --------------------------
                                       Title:          *
                                             --------------------------

                                       COMPANY:

                                       COASTAL BHC, INC.

                                       By: /s/ JAMES C. MERRILL
                                           ----------------------------

                                       Name: JAMES C. MERRILL
                                             --------------------------
                                       Title:      *
                                             --------------------------
                                       *On behalf of the Organizers.